SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.      )


Filed by the Registrant  [X]

Filed by a party other than the registrant   [_]

Check the appropriate box:

[_]  Preliminary proxy statement

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     The Manitowoc Company, Inc.
   ________________________________________________________________
           (Name of Registrant as Specified in its Charter)


                     The Manitowoc Company, Inc.
  _________________________________________________________________
               (Name of Person Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

          _______________________________________________________

     (2)  Aggregate number of securities to which transactions
          applies:
          ________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (*1)

          _________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          _________________________________________________________


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          __________________________________________________________

     (2)  Form, schedule or registration statement no.:

          __________________________________________________________

     (3)  Filing party:

          __________________________________________________________

     (4)  Date filed:

          __________________________________________________________






(*1) Set forth the amount on which the filing fee is calculated and state how it was determined.






                          September 30, 1994


Dear Shareholder:

     You are hereby notified that the 1994 Annual Meeting of Shareholders of The Manitowoc Company, Inc. will be held at 9:00 A.M., November 1, 1994 at the Company's South Works facility located at 2401 South 30th Street, Manitowoc, Wisconsin.

     Whether or not you are able to attend the 1994 Annual Meeting, we welcome your questions and comments about the Company. In order to make the best use of time at the meeting, we would appreciate your submitting any questions or comments in writing in advance of the meeting so they may be answered more completely at the meeting. We prefer that verbal questions at the meeting pertain only to those issues covered during the management discussion at the meeting.

     If you wish to make a comment or ask a question in writing, we would appreciate receiving it by October 21st.

                         Sincerely,



                         E. Dean Flynn
                         Secretary








                     THE MANITOWOC COMPANY, INC.
                  700 East Magnolia Avenue, Suite B
                             P.O. Box 66
                   Manitowoc, Wisconsin 54221-0066
                            (414) 684-4410



               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
THE MANITOWOC COMPANY, INC.

     Notice is hereby given that the Annual Meeting of Shareholders of The Manitowoc Company, Inc. (the "Company"), a Wisconsin corporation, will be held at the Company's South Works facility located at 2401 South 30th Street, Manitowoc, Wisconsin, on Tuesday, November 1, 1994, at 9:00 A.M., Central Standard Time, for the following purposes:

     1.To elect two directors of the Company as described in the accompanying proxy statement; and

     2.To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 24, 1994, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.



     Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and promptly return the enclosed proxy card using the enclosed self-addressed envelope which requires no postage if mailed in the United States.




                                   By Order of the Board of Directors


                                   E. DEAN FLYNN
                                   Secretary


Manitowoc, Wisconsin
September 30, 1994




                     THE MANITOWOC COMPANY, INC.
                  700 East Magnolia Avenue, Suite B
                             P.O. Box 66
                   Manitowoc, Wisconsin 54221-0066
                            (414) 684-4410


                           PROXY STATEMENT

     Accompanying this proxy statement is a Notice of Annual Meeting of Shareholders and a form of proxy for such Annual Meeting solicited by the Board of Directors of The Manitowoc Company, Inc. (the "Company"). A copy of the Annual Report to Shareholders, containing financial statements for the year ended July 2, 1994, is also enclosed. Such Annual Report is neither a part of this proxy statement nor incorporated herein by reference. The approximate date on which the proxy statement and the enclosed form of proxy are first being sent or given to shareholders is September 30, 1994.

     On August 24, 1994, the record date for shareholders entitled to vote at the Annual Meeting, there were outstanding 7,769,925 shares of Company Common Stock, $.0l par value per share (the "Common Stock"). Each such share outstanding on the record date is entitled to one vote on all matters presented at the meeting.

     Any shareholder entitled to vote may vote in person or by duly executed proxy. A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. The shares represented by all properly executed unrevoked proxies received in time for the Annual Meeting will be voted as specified on such proxies. The cost of soliciting proxies will be borne by the Company. Solicitation will be made by mail, but in addition may be made by telephone by certain officers and employees of the Company. The Company has retained the services of Georgeson & Company Inc. to assist in the solicitation of proxies for an anticipated cost to the Company of $7,500, plus out-of-pocket expenses. The Company will request persons holding shares in their names for the benefit of others, or in the names of their nominees, to obtain proxies from and send proxy material to their principals and will reimburse such persons for their expenses in so doing.

     To be effective, a matter presented for a vote of shareholders at the Annual Meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast represented at the Annual Meeting in person or by proxy). Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be counted toward the quorum requirement. Once a share is represented at the meeting, it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting at which a quorum is present. A plurality means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (two). Votes attempted to be cast against a director nominee are not given legal effect and are not counted as votes cast in an election of directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another nominee receiving a larger number of votes.



                          FISCAL YEAR CHANGE

     On August 9, 1994, the Board of Directors approved an amendment to the Company's By-Laws changing the Company's fiscal year end from the Saturday which falls upon or is nearest to June 30 of each calendar year to December 31 of each calendar year. The report covering the transition period from July 3, 1994 through December 31, 1994 will be filed by the Company on Form 10-Q. Any reference to fiscal year 1994 in this proxy statement refers to the fiscal year ended July 2, 1994.

     Due to the change in the Company's fiscal year end, it is presently anticipated that the 1995 Annual Meeting of Shareholders will be combined with the 1996 Annual Meeting to be held in May, 1996.


                  BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth the beneficial ownership (as that term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of Common Stock by each person known to management to be the beneficial owner of more than 5% of such stock, each continuing director and director nominee of the Company, each executive officer of the Company named in the Summary Compensation Table below and by the directors and executive officers of the Company as a group, as of September 8, 1994, unless otherwise indicated.

                                  AMOUNT AND NATURE
                                    OF BENEFICIAL       PERCENT
   BENEFICIAL OWNER                 OWNERSHIP(1)        OF CLASS
___________________________________________________________________
Quest Advisory Corp.
   1414 Avenue of the Americas
   New York, NY 10019  ..........   509,400 (2)          6.56%

Dean H. Anderson  ...............       400                *
Fred M. Butler  .................    14,541 (3)(4)         *
E. Dean Flynn  ..................       484 (5)            *
Robert R. Friedl  ...............     1,983 (4)(6)         *
Philip D. Keener  ...............     1,595 (4)            *
James P. McCann  ................     1,194                *
George T. McCoy  ................     6,000                *
Guido R. Rahr, Jr.  .............     3,419                *
Gilbert F. Rankin, Jr.  .........     6,873                *
Robert K. Silva  ................     5,559 (4)            *
Robert S. Throop  ...............     4,128                *

All Executive Officers and Directors
   as a group (11 persons)  .....    88,194 (7)          1.13%
____________________________

*Less than 1%.




(1) Unless otherwise noted, the specified persons have sole voting power and sole dispositive power as to the indicated shares.

(2) As reported on Amendment No. 1 to Schedule 13G, dated December 31, 1993. Includes 17,200 shares held by Quest Management Company, an affiliate of Quest Advisory Corp. Mr. Charles M. Royce may be deemed to be a controlling person of Quest Advisory Corp. and Quest Management Company. As such, Mr. Royce may be deemed to beneficially own the shares of Common Stock held by Quest Advisory Corp. and Quest Management Company. Mr. Royce disclaims beneficial ownership of all such shares.

(3) Includes 5,000 shares as to which voting and investment power is shared with spouse.

(4) For the following executive officers, includes the indicated shares which are held in their respective RSVP Profit Sharing Plan accounts, as to which they have sole voting power and shared investment power: Fred M. Butler - 1,572; Robert R. Friedl - 648; Philip D. Keener - 436; and Robert K. Silva - 450.

(5) Represents shares held in E. Dean Flynn's RSVP Profit Sharing Plan account, as to which he has sole voting power and shared investment power.

(6) Includes 200 shares as to which voting and investment power is shared with spouse.

(7) Includes 5,200 shares as to which voting and investment power is shared, 33,350 shares held by the RSVP Profit Sharing Plan Trust, for which there is sole voting power as to 3,590 shares and shared investment power (by virtue of the Plan's administration by an investment committee of executive officers) as to all such shares, and 12,258 shares held by the Deferred Compensation Plan Trust, as to which the Company's Treasurer has sole voting and shared investment power.


     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's executive officers and directors, and holders of more than 10% of the Common Stock, are required to file reports of their trading in equity securities of the Company with the Securities and Exchange Commission (the "Commission") and the Company. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required, the Company believes that during fiscal year 1994 its executive officers, directors and more than 10% shareholders complied with all such applicable filing requirements.



1.  ELECTION OF DIRECTORS_____________________________________________

     The Board of Directors consists of eight directors. Directors of the Company are divided into three classes, two of which are composed of three directors and one of which is made up of two directors. Directors are elected to serve three year terms and until their successors are elected and qualified, with the respective terms of all directors of one class expiring at each annual meeting of shareholders.

     Two Directors are to be elected at the 1994 Annual Meeting. Due to the recent change in the Company's fiscal year and the resulting anticipated deferral of the 1995 Annual Meeting, the two director nominees will serve terms expiring at the third Annual Meeting of Shareholders following their election (presently anticipated to be May, 1998), and until their successors have been elected and qualified. Continuing directors whose terms were to expire at the November, 1995 and November, 1996 Annual Meetings will continue to serve as directors of the Company until the 1996 and 1997 Annual Meetings, respectively, and until their successors have been elected and qualified. The names of the nominees of management and the continuing Board members, as well as additional information regarding such persons, are set forth below. Each person so named is presently serving as a director of the Company.

     It is intended that the shares represented by proxies in the accompanying form will be voted for the election of the nominees listed below, unless a contrary direction is indicated. If any of the nominees should be unable to serve, an eventuality which management does not contemplate, the proxies may be voted for the election of such other person or persons as management may recommend.

                       The Board of Directors recommends election of the nominees whose names follow.


                                                                                                                   Year First
                                               Position with                                                       Elected or
                                             Company or Other                                                      Appointed
    Name                                        Occupation                                                         Director
________________________________________________________________________________________________________________________________

                               NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
                              For Terms Expiring At The 1998 Annual Meeting

Gilbert F. Rankin, Jr.       Retired (9/87); former Administrative Director,
   (Age 62)                  College of Engineering, Cornell University, Ithaca, NY (1)(2) ........................    1974


Robert K. Silva              Executive Vice President and Chief Operating Officer
   (Age 66)                  (since 7/94) and Vice President (5/92-7/94) of the
                             Company; previously President and General Manager
                             (8/90-7/94) and Executive Vice President and General Manager
                             (8/89-7/90) of Manitowoc Equipment Works, a division of the Company ..................    1990



                                                                                                                   Year First
                                               Position with                                                       Elected or
                                             Company or Other                                                      Appointed
    Name                                        Occupation                                                         Director
________________________________________________________________________________________________________________________________

                               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                                   Terms Expiring At The 1997 Annual Meeting


Fred M. Butler               President and Chief Executive Officer (since 7/90), Senior Vice
   (Age 59)                  President and Chief Operating Officer (3/89-7/90) and Manager of
                             Administration (9/88-3/89) of the Company (3) ........................................    1990


George T. McCoy              Retired (4/86); former Chairman of the Board (1985-
   (Age 74)                  4/86) and Chairman of the Board and Chief Executive Officer
                             (1982-1985) of Guy F. Atkinson Company, San Bruno, CA
                             (industrial and heavy construction) (1)(2)(3) ........................................    1986


Guido R. Rahr, Jr.           Chairman of the Board (since 11/93) and Chairman of
   (Age 66)                  the Board and Chief Executive Officer (9/87-11/93)
                             of Rahr Malting Co., Minneapolis, MN (manufacturer of barley malt) (1) ...............    1980





                                   Terms Expiring At The 1996 Annual Meeting


Dean H. Anderson             President (since 1/90) of Foster Valve Corporation,
   (Age 54)                  Houston, TX (oilfield manufacturer); previously
                             President and Chief Executive Officer (9/88-12/89)
                             of Steego Corporation, West Palm Beach, FL
                             (distributor and manufacturer of auto parts,
                             machine tools and agricultural equipment) (1) ........................................    1992


James P. McCann              Retired (12/92); former Vice Chairman, President and
   (Age 64)                  Chief Operating Officer (3/91-12/92) and President and
                             Chief Operating Officer (9/90-3/91) of Bridgestone/Firestone,
                             Inc., Nashville, TN (tire manufacturer); previously Executive
                             Vice President (11/89-9/90) of North American Tire for
                             Bridgestone/Firestone, Inc., Akron, OH and President and
                             Chief Executive Officer (8/88-5/90) of Bridgestone (U.S.A.) Inc.,
                             Nashville, TN (1)(3) .................................................................    1990


Robert S. Throop             Chairman of the Board and Chief Executive Officer (since 12/84)
   (Age 57)                  and President and Chief Executive Officer (10/72-12/84) of
                             Anthem Electronics, Inc., San Jose, CA (manufacturer and
                             distributor of electronic products) (1)(2) ...........................................    1992


____________________________

(1)  Member of Audit Committee.
(2)  Member of Compensation and Benefits Committee.
(3)  Member of Executive Committee.


                           BOARD COMMITTEES

     The Company has standing Audit, Compensation and Benefits, and Executive Committees of the Board of Directors. There is no standing Nominating Committee. During the fiscal year ended July 2, 1994, there were two meetings of the Audit Committee, two meetings of the Compensation and Benefits Committee and one meeting of the Executive Committee.

     The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent accountants and reviews with the independent accountants the Company's management policies and procedures with respect to internal auditing and accounting controls. The Compensation and Benefits Committee determines the compensation of the Company's executive officers, reviews management's recommendations as to the compensation of other key personnel and administers the Company's Economic Value Added
Compensation  Plan  (the  "EVA   Plan").    The  Executive   Committee
discharges certain of the responsibilities of the Board of Directors when the Board is not in session and is also charged with reviewing and making recommendations concerning proposed major corporate transactions.


               NUMBER OF BOARD MEETINGS AND ATTENDANCE

     During the fiscal year ended July 2, 1994, four meetings of the Board of Directors were held at which the aggregate attendance for all directors as a group was 94%. All directors attended 75% or more of the aggregate of the total number of Board meetings held and the total number of meetings of all committees on which they served, except Dean
H. Anderson and Robert S. Throop.



                      COMPENSATION OF DIRECTORS

     Each non-employee director is paid an annual retainer of $25,000 and an additional fee of $1,000 for each meeting of the Board of Directors and any committee thereof attended.

     Under the Company's Deferred Compensation Plan, each non-employee director may elect to defer all or any part of his annual retainer and meeting fees for future payment upon death, disability, termination of service as a director, a date specified by the participant or the earlier of any such date to occur. A participating non-employee director may elect to have his deferred compensation credited to two accounts, the value of which are based upon investments in Common Stock and a balanced fund mutual fund, respectively. Distributions with respect to the stock account will be made in shares of Common Stock. Other account distributions will be made in cash. Upon a change in control, all restrictions on the distribution of deferred compensation are automatically terminated and the participant would promptly receive the full balance of his account.


                        EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years indicated, each component of compensation paid or earned for services rendered in all capacities for the Chief Executive Officer and for each of the four other most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 during fiscal 1994.


                                       SUMMARY COMPENSATION TABLE


                                                                              All Other
   Name and                                       Annual Compensation       Compensation
Principal Position                     Year     Salary ($)     Bonus ($)         ($)
                                                    (1)         (1)(2)          (3)(4)
____________________________________________________________________________________________
Fred M. Butler  ....................   1994       300,000       201,600         1,798
   President and Chief Executive       1993       269,246        20,000        23,895
   Officer                             1992       250,016             0

Robert K. Silva  ...................   1994       175,000       113,362        31,145
   Executive Vice President and        1993       175,064        84,755        21,900
   Chief Operating Officer             1992       153,387        79,603

Robert R. Friedl  ..................   1994       130,000        72,800        16,479
   Vice President and Chief            1993       130,000        75,176        17,222
    Financial Officer                  1992       117,895             0

Philip D. Keener  ..................   1994        91,800        36,691         9,807
   Treasurer                           1993        86,060        32,720        10,023
                                       1992        80,740             0

E. Dean Flynn (5)  .................   1994        81,600        32,614         8,604
   Secretary                           1993        66,844        28,906         6,801
________________________________

(1) Compensation deferred at the election of an executive officer pursuant to the Company's Deferred Compensation Plan is included in the year earned. Under such Plan, an executive officer may elect to defer up to 40% of base compensation and up to 100% of any incentive compensation.

(2) Reflects bonus earned under the EVA Plan during the fiscal year ended July 2, 1994 and paid in August, 1994.

(3)  The 1994  amounts represent  the Company's  contributions to  the
     RSVP Profit Sharing Plan as follows:   Fred M. Butler  - $0, Robert
     K. Silva - $20,718, Robert R. Friedl - $14,731, Philip D. Keener - $8,456 and E. Dean Flynn - $7,139; premiums paid by the Company relating to key man term life insurance as follows: Fred M. Butler - $1,085, Robert K. Silva - $843, Robert R. Friedl - $1,085, Philip
     D. Keener  -  $1,112  and  E.  Dean Flynn  -  $1,112;  and  Company
     contributions to the Deferred  Compensation Plan as follows:   Fred
     M. Butler - $713, Robert K. Silva - $9,584, Robert R. Friedl - $663, Philip D. Keener - $239 and E. Dean Flynn - $353.

(4)  In  accordance  with   the  Commission's  transition   provisions
     applicable to disclosure of executive officer compensation, amounts are excluded for the Company's 1992 fiscal year.

(5) Mr. Flynn became an executive officer of the Company in February, 1993.





     As described in more detail in the "Report of the Compensation and Benefits Committee on Executive Compensation" below, the EVA Plan requires that bonuses payable to executive officers in excess of their target bonuses be banked and remain at risk. Thirty-three percent of a positive "bonus bank" balance is paid out at the end of each year. A negative bonus in any year is subtracted from the outstanding bonus bank balance. The amounts of the banked contingent incentive compensation awarded for fiscal 1994 to the executive officers named in the Summary Compensation Table are as follows:

                          LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                          Performance or       Estimated Future Payouts Under
                                           Other Period         Non-Stock Price-Based Plans
                       Amount Banked     Until Maturation
  Name                      ($)             or Payout           Minimum ($)      Maximum ($)
____________________________________________________________________________________________
Fred M. Butler             43,200           1994-1997              0             43,200
Robert K. Silva            54,668           1994-1997              0             54,668
Robert R. Friedl           15,600           1994-1997              0             15,600
Philip D. Keener            7,862           1994-1997              0              7,862
E. Dean Flynn               6,989           1994-1997              0              6,989




          REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                      ON EXECUTIVE COMPENSATION

                              OVERVIEW

     The Company's Compensation and Benefits Committee (the "Committee"), which is comprised of three outside directors of the Company, is responsible for considering and approving compensation arrangements for senior management of the Company, including the Company's executive officers. The goals of the Committee in establishing annual compensation for senior management are as follows:
(i) to attract and retain key executives who will assure real growth of the Company and its operating subsidiaries and divisions; and (ii) to provide strong financial incentives, at a reasonable cost to the Company's shareholders, for senior management to enhance the long-term value of the shareholders' investment in the Company.

     Executive compensation consists of two main components:

      *  Base salary compensation
      *  Economic Value Added Plan compensation.


                             BASE SALARY

     Base salary compensation is set to be competitive with comparable positions at other industrial companies of similar size. The Committee references surveys of companies in the Midwest by a major accounting firm and sets base proposed salaries at a level about equal to the midpoint of those surveys. Base salaries of individual executive officers can vary from this salary benchmark based on a subjective analysis of such factors as the scope of the executive officer's experience, current performance and future potential.


            THE ECONOMIC VALUE ADDED COMPENSATION PROGRAM

     The EVA Plan is an incentive compensation program, first effective during the 1994 fiscal year, which provides for annual bonuses for all executive officers of the Company, and certain other officers and key employees of the Company and its subsidiaries, if their performance adds value for Company shareholders. The Committee's objective under the EVA Plan is to provide an incentive share portion of compensation which will result in higher total compensation opportunities than the median total compensation of peer companies in years in which the Company performs well. Similarly, the incentive share portion of compensation payable to EVA Plan participants is expected to result in lower total compensation opportunities than the median total compensation of comparable companies in years when the Company performs poorly.

     Bonuses payable under the new program are determined based on improvements in Economic Value Added ("EVA"), which is a technique developed by Stern Stewart & Co., a financial consulting firm based in New York, that measures the economic profit generated by a business. EVA is equal to the difference between (i) net operating income, defined as operating income adjusted to eliminate the impact of certain accounting charges such as good-will and bad debt reserve expenses, and (ii) a capital charge, defined as capital employed times the weighted average cost of capital.

     Participants are divided into five classifications which have target bonus levels ranging from 15% to 60% of base salary. It is intended that the assignment of a particular classification correspond with a position's relative effect on the Company's performance.

     Under the EVA Plan, bonuses are awarded to each Plan participant based on the improvement in EVA for the participant's business unit. To measure the improvement (or deterioration) in EVA, an EVA target is set yearly for each business unit based on the average of the prior fiscal year's target and actual EVA plus the expected improvement in EVA for the current fiscal year. If the annual improvement in EVA is in excess of the targeted improvement, the bonus calculation will produce an amount in excess of the participant's target bonus. If the annual improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual's target bonus. Bonuses payable under the EVA Plan are not subject to any minimum or maximum. In fiscal 1994, the Company exceeded its EVA target resulting in Plan compensation of 135.8% of target.

     In order to encourage a long-term commitment by executive officers and other key employees to the Company and its shareholders, the EVA Plan requires that any bonus earned in a given year in excess of the target bonus be deferred in a "bonus bank" for possible future payout by the Company. Thirty-three percent of a positive bonus bank balance is paid out at the end of each year. Consequently, the total bonus payable in any given period consists of the individual's target bonus, plus (or minus) the participant's fixed share of EVA improvement and plus (or minus) a portion of the bonus bank balance. A bonus bank account is considered "at risk" in the sense that in any year EVA performance results in a bonus amount which is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. In the event that the outstanding bonus bank balance at the beginning of the year is negative, the bonus paid for that year is limited to the aggregate of thirty-three percent of the positive bonus earned up to the target bonus and thirty-three percent of any positive bonus bank balance after applying the remaining portion of the bonus earned for the year against the negative balance in the bonus bank. The executive is not expected to repay negative balances in the bonus bank. In the event that an executive voluntarily terminates employment with the Company, the bonus bank balance is subject to forfeiture.



                 CHIEF EXECUTIVE OFFICER COMPENSATION

     The factors that are used to determine the annual base salary and incentive compensation of Mr. Fred M. Butler, the Company's Chief Executive Officer ("CEO"), are the same as those described above for all executive officers. In fiscal 1994, Mr. Butler's base salary remained at $300,000, which the Committee determined to be appropriate based upon the midpoint salary compensation of other CEOs of similar sized industrial companies as determined by the above-mentioned salary surveys as well as a subjective evaluation of Mr. Butler's individual and the Company's overall performance. Mr. Butler's EVA target bonus level for fiscal 1994 was 60% of base salary. As a result of the Company achieving EVA Plan results in excess of targeted goals, Mr. Butler was paid incentive compensation of $201,600 and $43,200 was added to his bonus bank.



                                   Compensation and Benefits Committee


                                   George T. McCoy
                                   Gilbert F. Rankin, Jr.
                                   Robert S. Throop









                          PERFORMANCE GRAPH


     Set forth below is a graph comparing the cumulative total shareholder return, including reinvestment of dividends on a quarterly basis, of Company Common Stock against the cumulative total returns of the Standard and Poor's ("S&P") 500 Composite Stock Index and the S&P Diversified Machinery Stock Index. The graph assumes $100 was invested on June 30, 1989 in Company Common Stock, the S&P 500 Composite Stock Index and the S&P Diversified Machinery Stock Index.

                             Comparison of Five Year Cumulative Total Return
                                  The Manitowoc Company, Inc.; S&P 500;
                                      and S&P Diversified Machinery


                                    (PERFORMANCE GRAPH APPEARS HERE)



                       6/89      6/90      6/91      6/92      6/93      6/94
                      ------    ------    ------    ------    ------    ------
Manitowoc Company    $100.00   $ 95.93   $ 95.75   $117.66   $176.23   $141.26

S&P 500              $100.00   $116.39   $124.99   $141.69   $160.92   $163.25

S&P Machinery        $100.00   $119.90   $115.29   $112.42   $150.86   $163.22







                  CONTINGENT EMPLOYMENT AGREEMENTS

     The Company has entered into Contingent Employment Agreements (the "Employment Agreements") with Messrs. Butler, Flynn, Friedl, Keener and Silva and certain other key executives of the Company and certain subsidiaries. The Employment Agreements provide that in the event of a change in control of the Company, as defined therein, each executive shall continue to be employed by the Company for a period of three years thereafter. Under the Employment Agreements, each executive shall remain employed at the same position held as of the change in control date, and shall receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation and other benefits extended by the Company to its executive officers and key employees. The Employment Agreements terminate prior to the end of the three year period noted above if the executive first attains the age of 65, voluntarily retires from the Company or is terminated by the Company "for cause," as defined therein. The Employment Agreements are terminable by either party at any time prior to a change in control.


           F. M. BUTLER SUPPLEMENTAL RETIREMENT AGREEMENT

     The Company has entered into a Supplemental Retirement Agreement (the "Retirement Agreement") with Mr. Fred M. Butler providing for certain monthly payments upon his retirement from the Company, with such benefits to vary depending upon the timing and nature of his retirement. If his retirement occurs subsequent to attaining the age of 65, Mr. Butler will receive an annual benefit (payable in twelve monthly installments) equal to 50% of his average yearly salary over a specified period prior to retirement reduced by the amount of pension benefits received by Mr. Butler from his former employer (the "Monthly Benefit"). If Mr. Butler retires after attaining age 60 but prior to attaining age 65, he will receive the Monthly Benefit reduced by one-half of 1% for each full month by which his employment with the Company terminated prior to his attainment of age 65 (the "Reduced Monthly Benefit"). If Mr. Butler dies before attaining the age of 60, or if he is terminated for other than cause (as defined in the Retirement Agreement) prior to attaining the age of 60, he shall receive the Reduced Monthly Benefit.

     Upon termination by the Company of Mr. Butler's employment for other than cause prior to his attainment of age 60 but on or after a change in control (as defined in the Retirement Agreement), he shall be paid 70% of the Monthly Benefit. All payments to Mr. Butler shall be made in the form of a joint and 100% survivor annuity such that the annuity will be payable to Mr. Butler during his lifetime, and upon his death to his spouse for her lifetime. The Retirement Agreement and the benefits payable thereunder shall at all times be unfunded and the rights of Mr. Butler that of an unsecured creditor.



2.  MISCELLANEOUS ___________________________________________________

     Management knows of no business which will be presented for action at the Annual Meeting other than the election of two directors. If other matters do come before the Annual Meeting, it is intended that the proxy shall be voted in accordance with the judgment of the person or persons exercising authority conferred by the proxy.

     The Company has retained Arthur Andersen LLP as its independent public accountants. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.




                         1996 ANNUAL MEETING

     Shareholders intending to submit proposals to be considered for inclusion in the proxy statement and form of proxy for the combined 1995/1996 Annual Meeting of Shareholders must submit such proposals in writing, mailed or delivered, to the Secretary of the Company, so as to be received prior to December 7, 1995.

     Shareholders wishing to propose any floor nominations for directors or floor proposals at the combined 1995/1996 Annual Meeting of Shareholders must provide notice thereof, containing certain specified information as required by the Company's By-Laws, to the Company's Secretary at the principal executive offices of the Company, so as to be received not less than 50 nor more than 75 days prior to such annual meeting.

     It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and return the proxy card as soon as possible.



                                          By Order of the Board of Directors

Manitowoc, Wisconsin                      E. DEAN FLYNN
September 30, 1994                        Secretary








                         The Manitowoc Company, Inc.
              Proxy Solicited on Behalf of the Board of Directors
            for Annual Meeting of Shareholders on November 1, 1994


P The undersigned holder of Common Stock of The Manitowoc Company, Inc. hereby appoints Fred M. Butler and E. Dean Flynn, or either of them, with full power of substitution, to act as proxy for and to vote all
R of the shares of Common Stock of the undersigned at the Annual Meeting of Shareholders of The Manitowoc Company, Inc. to be held at the Company's South Works facility located at 2401 South 30th Street,
O Manitowoc, Wisconsin, on November 1, 1994 or any adjournment thereof, as follows:

X        1.   Election of Directors.  Nominees:

              Gilbert F. Rankin, Jr., Robert K. Silva;
Y
         2. In their discretion, upon such other business as may properly come before the Meeting or any adjourment therof;

         all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.


You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in
accordance with  the Board of  Directors' recommendation.   The proxies
cannot vote your shares unless you sign and return this card.

                                                           SEE REVERSE
                                                               SIDE







[X]   Please mark your                                         7831
      vote as in this
      example.


     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" the Board of Directors' nominees.

            The Board of Directors recommends a vote FOR Proposal 1.



1.  Election of    FOR   WITHHELD      Check here if you expect to
     Directors.    [ ]     [ ]         personally attend the Annual
   (see reverse)                       Meeting in Manitowoc, WI on      [ ] [ ]
                                       November 1, 1994, at 9:00 A.M.   Yes  No



For, except vote withheld as to
the following nominee(s):

_____________________________       Please sign exactly as name appears hereon.
                                    Joint owners should each sign.  When
                                    signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer.



                                    __________________________________________
                                       SIGNATURE                      DATE

                                    __________________________________________
                                       SIGNATURE (If Held Jointly)    DATE